Filed pursuant to Rule 424(b)(3)
Registration Statement No.333-236884
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	16,382,793	$25.87	$423,822,854.91	$46,239.07(2)

(1)
In accordance with Rule 457(c) and Rule 457(r) of the Securities Act of 1933, as amended, the prices shown are based on the average of the high and low prices reported for our Common Stock on The New York Stock Exchange on February 3, 2021, and relates to the registration statement on Form S-3 (File No. 333-236884) filed on March 4, 2020.

PROSPECTUS SUPPLEMENT
16,382,793 Shares
Evoqua Water Technologies Corp.
Common Stock
The selling shareholders identified in this prospectus supplement are offering 16,382,793 shares of our common stock, representing their entire ownership of Evoqua Water Technologies Corp. We are not selling any shares of common stock in this offering, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “AQUA.” The last reported sale price of our common stock on February 5, 2021 was $26.05 per share.
Investing in our common stock involves risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before buying shares of our common stock.
The underwriters have agreed to purchase the shares of common stock from the selling shareholders at a price of $24.00 per share, which will result in aggregate proceeds of approximately $393.2 million to the selling shareholders before expenses. The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”
Delivery of the shares of common stock will be made on or about February 11, 2021.
Neither the Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
Credit Suisse
The date of this prospectus supplement is February 8, 2021.

Prospectus Supplement
Prospectus
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we, the selling shareholders nor the underwriters have authorized anyone to provide you with additional information or information different from that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us that we have referred to you. If anyone provides you with additional, different, or inconsistent information, you should not rely on it. Offers to sell, and solicitations of offers to buy, shares of our common stock are being made only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of their respective dates or on the date or dates which are specified in such documents, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operations or prospects may have changed since such date.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who

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come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to those jurisdictions.
ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part, the prospectus supplement, is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Pursuant to the accompanying prospectus dated March 4, 2020, the selling shareholders may, from time to time, offer and sell our common stock in one or more offerings or resales. This prospectus supplement describes the specific terms of this offering and also adds to and updates or supersedes information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering before deciding to invest in our common stock. In making your investment decision, you should also rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement.
The information incorporated by reference is deemed to be part of this prospectus supplement, and information that we file with the SEC will automatically update and supersede the previously filed information. In the case of a conflict or inconsistency between information in this prospectus supplement and/or information incorporated by reference in this prospectus supplement, you should rely on the information contained in the document that was filed later.
Unless otherwise indicated or the context otherwise requires, all references to “the Company,” “Evoqua,” “Evoqua Water Technologies Corp.,” “EWT Holdings I Corp.,” “we,” “us,” “our” and other similar terms refer to Evoqua Water Technologies Corp. and its subsidiaries. In this prospectus supplement, when we refer to our fiscal years, which end on September 30, we say “fiscal” and the year number, as in “fiscal 2020,” which refers to our fiscal year ended September 30, 2020. We refer in this prospectus supplement to (i) our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 as our “2020 Form 10-K,” (ii) our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020 as our “2021 Form 10-Q,” and (iii) our 2020 Form 10-K and 2021 Form 10-Q as our “SEC Reports.” To the extent there is a single underwriter, the term “underwriters” as used in this prospectus supplement shall mean Credit Suisse Securities (USA) LLC, as underwriter, and the term “underwriters” shall mean the singular as the context requires.

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PROSPECTUS SUMMARY
This summary highlights selected information included or incorporated by reference in this prospectus supplement or the accompanying prospectus. Because this is only a summary, it does not contain all of the information that you should consider in making your investment decision.
Company Overview
We are a leading provider of mission critical water treatment solutions, offering services, systems and technologies to support our customers’ full water lifecycle needs. With over 200,000 installations worldwide, we hold leading positions in the industrial, commercial and municipal water treatment markets in North America. We offer a comprehensive portfolio of differentiated, proprietary technology solutions sold under several market-leading and well-established brands to our global customer base. We have worked to protect water, the environment and our employees for over 100 years. As a result, we have earned a reputation for quality, safety and reliability and are sought out by our customers to solve the full range of their water treatment needs, and maintaining our reputation is critical to the success of our business.
Corporate Information
Evoqua Water Technologies Corp. (formerly EWT Holdings I Corp.) was incorporated as a Delaware corporation on October 7, 2013 under the name WTG Holdings I Corp. Our principal executive office is located at 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222, and our telephone number at that address is (724) 772-0044. We maintain a website at www.evoqua.com, which contains information about us. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus supplement.

The Offering
Common stock offered by the selling shareholders
16,382,793 shares.
Common stock to be outstanding immediately after this offering
119,650,959 shares.
Use of proceeds
The selling shareholders will receive all of the net proceeds from the sale of shares in this offering.
We will not receive any proceeds from the sale of shares by the selling shareholders. We will, however, bear the costs associated with the sale of shares by the selling shareholders. See “Use of Proceeds.”
Dividend policy
We do not expect to pay any dividends on our common stock for the foreseeable future. See “Dividend Policy.”
NYSE symbol
“AQUA.”
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common stock.
The number of shares of common stock to be outstanding after this offering (a) is based on 119,650,959 shares outstanding as of January 31, 2021 and (b) excludes:
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2,623,757 shares of common stock issuable upon the exercise of options outstanding as of January 31, 2021 under the Evoqua Water Technologies Corp. Stock Option Plan, which was effective as of March 6, 2014 (the “Stock Option Plan”), at a weighted average exercise price of approximately $5.18 per share;

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(i) 3,322,972 shares of common stock issuable upon (x) the exercise of 2,656,879 options outstanding as of January 31, 2021 under our Amended and Restated 2017 Equity Incentive Plan, at a weighted average exercise price of approximately $18.76 per share or (y) the settlement of 666,093 restricted stock units outstanding as of January 31, 2021 under our Amended and Restated 2017 Equity Incentive Plan and (ii) 5,916,457 shares that remain reserved for future issuance under our Amended and Restated 2017 Equity Incentive Plan; and

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4,706,680 shares of common stock that remain reserved for future issuance under our 2018 Employee Stock Purchase Plan.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this prospectus supplement, the accompanying prospectus and our SEC Reports, before deciding to invest in our common stock.
Risks Relating to our Common Stock and this Offering
The market price of our common stock may be highly volatile, and you may not be able to resell your shares at or above the public offering price.
The trading price of our common stock could be volatile, and you could lose all or part of your investment. We cannot assure you that an active public market for our common stock will be sustained. Volatility or a lack of positive performance in our stock price may adversely affect our ability to retain key employees, many of whom have been granted stock incentive awards. The following factors, in addition to other factors described in this “Risk Factors” section and included elsewhere and incorporated by reference in this prospectus supplement and the accompanying prospectus, may have a significant impact on the market price of our common stock:
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negative trends in global economic conditions or activity levels in our industry;

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changes in our relationship with our customers or in customer needs, expectations or trends;

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announcements concerning our competitors or our industry in general;

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our ability to implement our business strategy;

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our ability to complete and integrate acquisitions;

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actual or anticipated fluctuations in our quarterly or annual operating results;

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trading volume of our common stock;

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the failure of securities analysts to cover the Company or changes in analysts’ financial estimates;

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severe weather, natural disasters, acts of war or terrorism, pandemics or other external events;

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economic, legal and regulatory factors unrelated to our performance;

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changes in accounting principles;

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the loss of any of our management or key personnel;

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sales of our common stock by us, our executive officers and directors or our shareholders in the future; and

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general economic and market conditions and overall fluctuations in the U.S. equity markets.

In addition, broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance, and factors beyond our control may cause our stock price to decline rapidly and unexpectedly. For example, the COVID-19 outbreak has impacted global financial markets and may adversely affect our stock price.
Sales, or the potential for sales, of a substantial number of shares of our common stock in the public market by us or our existing shareholders could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Additionally, future exercises and the vesting of equity awards may result in dilution of the value of our common stock and could also depress the market price of our common stock. Sales of stock by these shareholders could have a material adverse effect on the trading price of our common stock.
In connection with this offering, we, our directors and executive officers will agree with the underwriters of this offering to enter into lock-up agreements that restrict the shareholders’ ability to transfer shares of our common stock for 30 days from the date of this prospectus supplement, subject to certain customary exceptions. After this offering, we will have 119,650,959 outstanding shares of common stock based on the number of shares outstanding as of January 31, 2021. Of the 119,650,959 shares of our common stock outstanding as of January 31, 2021, all of the 31,944,443 shares sold in our initial public offering, the 20,125,000 shares sold in the secondary offering of our common stock in March 2018 (which includes 2,625,000 shares sold as a result of the exercise in full by the underwriters of an option to purchase additional shares), the 13,000,000 shares sold in the secondary offering of our common stock in March 2020, the 9,200,000 shares sold in the secondary offering of our common stock in August 2020 (which includes 1,200,000 shares sold as a result of the exercise in full by the underwriter of an option to purchase additional shares), the 12,000,000 shares sold in the secondary offering of our common stock in December 2020, are, and the 16,382,793 shares to be sold in this offering will be, immediately tradable without restriction under the Securities Act, except that any shares held by our “affiliates,” as that term is defined under Rule 144 of the Securities Act, may be sold only in compliance with the limitations of Rule 144 under the Securities Act. Following this offering, approximately 1,296,733 shares will be subject to the lock-up agreements described above and, subject to limitations, will become eligible for sale upon expiration of the lock-up period.
We are exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002.
We are required to comply with the management certification requirement of Section 404 of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”). As we perform the system and process evaluation and testing, we may identify control deficiencies of varying degrees of severity under applicable SEC and Public Company Accounting Oversight Board (“PCAOB”) rules and regulations that remain unremediated. As a public company, we are required to report, among other things, control deficiencies that constitute a “material weakness” or changes in internal controls that, or that are reasonably likely to, materially affect internal controls over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
If we fail to comply with the requirements of Section 404, regulatory authorities such as the SEC or the PCAOB might subject us to sanctions or investigation. If we do not implement improvements to our disclosure controls and procedures or to our internal controls in a timely manner, our independent registered public accounting firm may not be able to certify as to the effectiveness of our internal controls over financial reporting pursuant to an audit of our controls. This may subject us to adverse regulatory consequences or a loss of confidence in the reliability of our financial statements. We could also suffer a loss of confidence in the reliability of our financial statements if our independent registered public accounting firm reports a material weakness in our internal controls, if we do not develop and maintain effective controls and procedures or if we are otherwise unable to deliver timely and reliable financial information.
Additionally, effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inadequate internal controls could also cause investors to lose confidence in our reported financial information. Any loss of confidence in the reliability of our financial statements or other negative reaction to our failure to develop timely or adequate disclosure controls and procedures or internal controls could result in a decline in the price of our common stock. In addition, if we fail to remedy any material weakness, our financial statements may be inaccurate, we may face restricted access to the capital markets and our stock price may be adversely affected.
If securities or industry analysts cease publishing research or reports about us, our business or our markets, or if they adversely change their recommendations or publish negative reports regarding our business or our stock, our stock price and trading volume could materially decline.
The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our markets or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our stock, or provide more favorable relative recommendations about our competitors, our stock price could materially decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to materially decline.
Some provisions of our charter documents and Delaware law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our shareholders, and may prevent attempts by our shareholders to replace or remove our current management.
Provisions in our amended and restated certificate of incorporation and our amended and restated bylaws, as well as provisions of the Delaware General Corporation Law (the “DGCL”), could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our shareholders, including transactions in which shareholders might otherwise receive a premium for their shares. These provisions include:
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establishing a classified board of directors such that not all members of the board of directors are elected at one time;

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allowing the authorized number of our directors to be determined exclusively by resolution of our board of directors and granting to our board of directors the sole power to fill any vacancy on the board of directors;

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limiting the ability of shareholders to remove directors without cause;

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providing that our board of directors is expressly authorized to adopt, or to alter or repeal, our amended and restated bylaws;

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authorizing the issuance of “blank check” preferred stock by our board of directors, without further shareholders’ approval, to thwart a takeover attempt;

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prohibiting shareholders action by written consent (and, thus, requiring that all shareholder actions be taken at a meeting of our shareholders);

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eliminating the ability of shareholders to call a special meeting of shareholders;

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establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at annual shareholder meetings; and

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requiring the approval of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class, to amend or repeal our amended and restated certificate of incorporation or amended and restated bylaws.

In addition, while we have opted out of Section 203 of the DGCL, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the shareholder became an interested shareholder, unless:
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prior to such time, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

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upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

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at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested shareholder.

These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our Company. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and cause us to take corporate actions other than those that you desire.

Our amended and restated certificate of incorporation designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our shareholders by any of our directors, officers, employees or agents, (iii) any action asserting a claim against us arising under the DGCL or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Shareholders in our Company will be deemed to have notice of and have consented to the provisions of our amended and restated certificate of incorporation related to choice of forum. The choice of forum provision in our amended and restated certificate of incorporation may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.
We do not currently expect to pay any cash dividends.
We currently anticipate that we will retain future earnings for the development, operation and expansion of our business, and the continued operation and expansion of our business will require substantial funding. Accordingly, we do not currently anticipate declaring or paying any cash dividends on shares of our common stock in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. We are a holding company, and substantially all of our operations are carried out by our operating subsidiaries. Under our senior secured credit facilities, our operating subsidiaries are currently limited in their ability to pay cash dividends, and we expect these limitations to continue in the future. Our ability to pay dividends may also be limited by the terms of any future credit agreement or any future debt or preferred equity securities of ours or of our subsidiaries. Accordingly, if you purchase shares in this offering, realization of a gain on your investment in shares of our common stock will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.
The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act and the NYSE, may strain our resources, increase our costs and divert management’s attention, and we may be unable to comply with these requirements in a timely or cost-effective manner.
As a public company, we are subject to the reporting requirements of the Exchange Act, and the corporate governance standards of the Sarbanes-Oxley Act and the NYSE. These requirements place a strain on our management, systems and resources and we will continue to incur significant legal, accounting, insurance and other expenses. The Exchange Act, requires us to file annual, quarterly and current reports with respect to our business and financial condition within specified time periods and to prepare a proxy statement with respect to our annual meeting of shareholders. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. The NYSE requires that we comply with various corporate governance requirements. To maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting and comply with the Exchange Act and NYSE requirements, significant resources and management oversight will be required. This may divert management’s attention from other business concerns and lead to significant costs associated with compliance, which could have a material adverse effect on us and the price of our common stock. Furthermore, as we grow our business both organically and through acquisitions, our disclosure controls and procedures and internal control over financial reporting will become more complex, and we may require significantly more resources to ensure that these controls and procedures remain effective.
These laws and regulations could also make it more difficult or costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or its committees or as our executive officers. Advocacy efforts by shareholders and third parties may also prompt even more changes in governance and reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of these costs. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation.
We may be subject to securities litigation, which is expensive and could divert management attention.
Our share price has been volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, results of operations or prospects. Any adverse determination in litigation could also subject us to significant liabilities. See Part II, Item 1, “Legal Proceedings” in our 2021 Form 10-Q for a discussion of the status of certain securities litigation related to our share price volatility.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, our expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance, statements regarding our restructuring actions and expected restructuring charges and cost savings for fiscal 2021 and beyond, and statements related to the COVID-19 pandemic and its impact on our business contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things:
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general global economic and business conditions, including the impacts of the COVID-19 pandemic and disruptions in global oil markets;

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our ability to compete successfully in our markets;

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our ability to execute projects on budget and on schedule;

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the potential for us to incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees;

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our ability to meet our customers’ safety standards or the potential for adverse publicity affecting our reputation as a result of incidents such as workplace accidents, mechanical failures, spills, uncontrolled discharges, damage to customer or third-party property or the transmission of contaminants or diseases;

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our ability to continue to develop or acquire new products, services and solutions and adapt our business to meet the demands of our customers, comply with changes to government regulations and achieve market acceptance with acceptable margins;

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our ability to implement our growth strategy, including acquisitions, and our ability to identify suitable acquisition targets;

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our ability to operate or integrate any acquired businesses, assets or product lines profitably or otherwise successfully implement our growth strategy;

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our ability to achieve the expected benefits of our restructuring actions, including restructuring our business into two segments;

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material and other cost inflation and our ability to mitigate the impact of inflation by increasing selling prices and improving our productivity efficiencies;

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our ability to accurately predict the timing of contract awards;

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delays in enactment or repeals of environmental laws and regulations;

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the potential for us to become subject to claims relating to handling, storage, release or disposal of hazardous materials;

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our ability to retain our senior management and other key personnel;

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our increasing dependence on the continuous and reliable operation of our information technology systems;

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risks associated with product defects and unanticipated or improper use of our products;

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litigation, regulatory or enforcement actions and reputational risk as a result of the nature of our business or our participation in large-scale projects;

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seasonality of sales and weather conditions;

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risks related to government customers, including potential challenges to our government contracts or our eligibility to serve government customers;

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the potential for our contracts with federal, state and local governments to be terminated or adversely modified prior to completion;

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risks related to foreign, federal, state and local environmental, health and safety laws and regulations and the costs associated therewith;

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risks associated with international sales and operations, including our operations in China;

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our ability to adequately protect our intellectual property from third-party infringement;

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risks related to our substantial indebtedness;

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our need for a significant amount of cash, which depends on many factors beyond our control; and

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other risks and uncertainties, including those listed under “Risk Factors” in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, they may not be predictive of results or developments in future periods.
Any forward-looking statement included or incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this prospectus supplement.

USE OF PROCEEDS
The selling shareholders will receive all of the net proceeds from the sale of shares in this offering.
We will not receive any proceeds from the sale of shares by the selling shareholders. We will, however, bear the costs associated with the sale of shares by the selling shareholders.

DIVIDEND POLICY
We do not currently expect to pay any cash dividends on our common stock for the foreseeable future. Instead, we intend to retain future earnings, if any, to finance operations, development and growth of our business and repay indebtedness. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, restrictions imposed by applicable laws and other factors that our board of directors may deem relevant. Our business is conducted through our subsidiaries. Dividends from, and cash generated by, our subsidiaries will be our principal sources of cash to repay indebtedness and fund operations. Accordingly, our ability to pay dividends to our shareholders is dependent on the earnings and distributions of funds from our subsidiaries. In addition, the covenants in the agreements governing our existing indebtedness, including the senior secured credit facilities, significantly restrict the ability of our subsidiaries to pay dividends or otherwise transfer assets to us. See “Risk Factors — Risks Relating to our Business and Operations — We are a holding company with no operations of our own, and we depend on our subsidiaries for cash” in our 2020 Form 10-K, which is incorporated herein by reference, and “Risk Factors — Risks Relating to our Common Stock and this Offering — We do not currently expect to pay any cash dividends” in this prospectus supplement.

SELLING SHAREHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock held by the selling shareholders as of January 31, 2021, and as adjusted to reflect the sale of the shares of common stock offered in this offering.
Each shareholder’s percentage ownership before and after the completion of this offering is based on 119,650,959 shares of common stock outstanding as of January 31, 2021.
Information with respect to beneficial ownership has been furnished to us by the selling shareholders listed in the table below. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. More than one person may be deemed to be a beneficial owner of the same securities.
Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, the address for each person or entity listed below is c/o Evoqua Water Technologies Corp., 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.
Name of Beneficial Owner	Common Stock Beneficially Owned Prior to this Offering	Percentage of Common Stock Beneficially Owned Prior to this Offering	Common Stock to be Sold in this Offering	Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering
5% Shareholders
AEA(1)	11,341,930	9.5%	11,341,930	—	—
Other Selling Shareholders
British Columbia Investment Management Corporation(2)	2,520,430	2.1%	2,520,430	—	—
Banque Pictet & Cie SA(3)	2,192,775	1.8%	2,192,775	—	—
Pictet Alternative Advisors (Europe) S.A.(4)	327,658	**	327,658	—	—

**
Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Represents shares of our common stock held of record by AEA EWT Holdings LP (“AEA EWT Holdings”), whose general partner is AEA EWT Holdings GP LLC (“AEA EWT Holdings GP”). The managing member of AEA EWT Holdings GP is AEA Investors Fund V LP and its other members are (i) AEA Investors Participant Fund V LP, (ii) AEA Investors QP Participant Fund V LP, (iii) AEA Investors Fund V-A LP and (iv) AEA Investors Fund V-B LP (AEA Investors Fund V LP and the entities named in clauses (i) through (iv), collectively, the “AEA Funds”). The AEA Funds are also limited partners of AEA EWT Holdings. The general partner of each of AEA Investors Participant Fund V LP and AEA Investors QP Participant Fund V LP is AEA Investors PF V LLC, whose sole member is AEA Investors LP. The general partner of each of AEA Investors Fund V LP, AEA Investors Fund V-A LP and AEA Investors Fund V-B LP is AEA Investors Partners V LP, whose general partner is AEA Management (Cayman) Ltd. Each of AEA EWT Holdings GP, the AEA Funds, AEA Investors PF V LLC, AEA Investors Partners V LP, AEA Investors LP and AEA Management (Cayman) Ltd. may be deemed to share beneficial ownership of the shares of our common stock held of record by AEA EWT Holdings, but each disclaims beneficial ownership of such shares. Dr. John L. Garcia, the Chairman of AEA Investors LP and the sole stockholder and director of AEA

Management (Cayman) Ltd., and Mr. Brian R. Hoesterey, the Chief Executive Officer of AEA Investors LP, may also be deemed to share beneficial ownership of the shares of our common stock held of record by AEA EWT Holdings, but each of Dr. Garcia and Mr. Hoesterey disclaims beneficial ownership of such shares. For a description of our relationship with AEA Investors LP (including certain affiliates of AEA Investors LP, which we refer to as “AEA”), please see “Certain Relationships and Related Party Transactions — Transactions with AEA” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 5, 2021.
The address for each of AEA EWT Holdings, AEA EWT Holdings GP, AEA Investors Participant Fund V LP, AEA Investors QP Participant Fund V LP, AEA Investors PF V LLC, AEA Investors LP, AEA Investors Fund V-A LP, AEA Investors Fund V-B LP, Dr. Garcia and Mr. Hoesterey is c/o AEA Investors LP, 666 Fifth Avenue, 36th Floor, New York, New York 10103. The address for each of AEA Investors Fund V LP, AEA Investors Partners V LP and AEA Management (Cayman) Ltd. is P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.
(2)
Includes (i) 2,177,651 shares of our common stock held of record by bcIMC Private Placement (2013) Investment Corporation and (ii) 342,779 shares of our common stock held of record by bcIMC (WCBAF) Private Placement (2013) Investment Corporation (together with bcIMC Private Placement (2013) Investment Corporation, the “bcIMC Funds”). Jim Pittman is Director, President and chair of the bcIMC Funds. Blake Fizzard and Julian Remedios are Vice Presidents of the bcIMC Funds. Patricia Bood is Secretary of the bcIMC Funds. Britta Wagner is Assistant Secretary of the bcIMC Funds. In such capacities, Messrs. Pittman, Fizzard and Remedios and Mss. Bood and Wagner may be deemed to have voting and dispositive power over the shares of our common stock held by the bcIMC Funds. Each of Messrs. Pittman, Fizzard and Remedios and Mss. Bood and Wagner disclaim beneficial ownership of these shares. The address for the bcIMC Funds and Messrs. Pittman, Fizzard and Remedios and Mss. Bood and Wagner is 750 Pandora Avenue, Victoria, British Columbia V8W 0E4, Canada.

(3)
Includes (i) 1,814,710 shares of our common stock held of record by Pictet Private Equity Investors SA (Banque Pictet & Cie SA does not have voting power for 115,940 shares of the 1,814,710 shares of our common stock held of record by Pictet Private Equity Investors SA) and (ii) 378,065 shares of our common stock held of record by Jungfrau SICAV-SIF. The address for each of Banque Pictet & Cie SA and Pictet Private Equity Investors SA is 60 Route des Acacias, 1211 Geneva 73, Switzerland. The address for Jungfrau SICAV-SIF is 15 Avenue J.F. Kennedy, L-1855 Luxembourg.

(4)
Includes (i) 302,453 shares of our common stock held of record by Monte Rosa Opportunities SICAV-SIF and (ii) 25,205 shares of our common stock held of record by Monte Rosa Funds SICAV-SIF. The address for each of Pictet Alternative Advisors (Europe) S.A., Monte Rosa Opportunities SICAV-SIF and Monte Rosa Funds SICAV-SIF is 15 Avenue J.F. Kennedy, L-1855 Luxembourg.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS OF OUR COMMON STOCK
The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.
This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus supplement. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.
As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an entity or arrangement treated as a partnership;

•
an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our common stock that are applicable to them.
This summary does not address all U.S. federal income or estate tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, this summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:
•
a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in stocks, securities or currencies, U.S. expatriate, accrual method taxpayer for U.S. federal income tax purposes required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being recognized on an applicable financial statement, controlled foreign corporation or passive foreign investment company;

•
a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•
a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•
a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, more than 5% of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including shareholders of a controlled foreign corporation or passive foreign investment company that hold our common stock.
Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our common stock.
Distributions on Our Common Stock
As discussed under “Dividend Policy” above, we do not intend to pay cash dividends on our common stock for the foreseeable future. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “— Sales or Other Dispositions of Our Common Stock.” Distributions on our common stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and such Non-U.S. Holder’s jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock.
Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. Instead, any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise). A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits” tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, subject to certain adjustments.
The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.
The foregoing discussion is subject to the discussion below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding.”

Sales or Other Dispositions of Our Common Stock
A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on sales or other dispositions of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

•
the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.
The foregoing discussion is subject to the discussion below under “— Backup Withholding and Information Reporting” and “— FATCA Withholding.”
Federal Estate Tax
Our common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.
Backup Withholding and Information Reporting
Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the Non-U.S. Holder either provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.
The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sale or disposition proceeds are paid to the Non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sale or disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.
If a Non-U.S. Holder receives payments of the proceeds of sales or other dispositions of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person and the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person, or otherwise qualifies for an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.
FATCA Withholding
The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) subject to the proposed U.S. Treasury regulations discussed below, the gross proceeds from the sale or other disposition after December 31, 2018 of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). This withholding tax applies to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required.
Under the applicable U.S. Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued.
Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement dated February 8, 2021, the selling shareholders have agreed, severally and not jointly, to sell to the underwriters named below, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling shareholders, the following respective numbers of shares of common stock:
Underwriter	Number of Shares
Credit Suisse Securities (USA) LLC	16,382,793
Total	16,382,793
The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. To the extent there is a single underwriter, the term “underwriters” as used in this prospectus supplement shall mean Credit Suisse Securities (USA) LLC, as underwriter, and the term “underwriters” shall mean the singular as the context requires.
The underwriters may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares and the price at which the underwriters resell such shares may be deemed underwriting compensation.
We estimate that our out-of-pocket expenses for this offering will be approximately $0.3 million. We have agreed to pay certain expenses incurred by the selling shareholders in connection with this offering. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $30,000.
In connection with this offering, we, our directors and executive officers will agree with the underwriters to enter into lock-up agreements, pursuant to which shares of our common stock outstanding after this offering will be restricted from immediate resale in accordance with the terms of such lock-up agreements without the prior written consent of Credit Suisse Securities (USA) LLC. Under these agreements, subject to limited exceptions, neither we nor any of our directors or executive officers may dispose of, hedge or otherwise transfer the economic consequences of ownership of any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock, other than in connection with this offering. These restrictions will be in effect for a period of 30 days after the date of this prospectus supplement. Certain transfers or dispositions can be made sooner, provided the transferee becomes bound to the terms of the lock-up.
We and the selling shareholders have agreed, severally and not jointly, to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.
Our shares of common stock are listed on the NYSE, under the symbol “AQUA.”
In connection with the offering the underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.
A prospectus in electronic format will be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. These investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. These investment recommendations and/or research and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, under our senior secured credit facilities, Credit Suisse Securities (USA) LLC and/or certain of its affiliates act as agents, lenders and joint lead arrangers and joint bookrunners.
Notice to Prospective Investors in Canada
The shares of common stock offered in this prospectus supplement may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom, no units have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of units may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”),

provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any units in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any units in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for reoffering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Switzerland
This document is not intended to constitute an offer or solicitation to purchase or invest in the securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us and the selling shareholders by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP owns an indirect interest in less than 1% of our common stock through limited partnership interests in funds associated with AEA. Legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Evoqua Water Technologies Corp. appearing in Evoqua Water Technologies Corp.’s Annual Report on Form 10-K filed on November 20, 2020 for the year ended September 30, 2020, and the effectiveness of Evoqua Water Technologies Corp. internal control over financial reporting as of September 30, 2020 (excluding the internal control over financial reporting of Frontier Water Systems, LLC or Aquapure Technologies of Cincinnati), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Evoqua Water Technologies Corp.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Frontier Water Systems, LLC or Aquapure Technologies of Cincinnati from the scope of such firm’s audit of internal control over financial reporting, included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
We “incorporate by reference” certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and any information contained in any document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or free writing prospectus provided to you in connection with this offering modified or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement. The following documents filed with the SEC are hereby incorporated by reference in this prospectus supplement; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:
•
our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 20, 2020 (our “2020 Form 10-K”);

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020, filed with the SEC on February 2, 2021;

•
our Current Reports on Form 8-K, filed with the SEC on November 25, 2020, December 1, 2020, December 2, 2020, December 4, 2020 and February 8, 2021; and

•
those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 5, 2021, which are incorporated by reference in 2020 Form 10-K.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
Evoqua Water Technologies Corp.
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock to be sold in this offering. As allowed by SEC rules, this prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits filed as a part of the registration statement.
Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at SEC’s website at www.sec.gov. Our SEC filings may also be found in the “Investors” section of our website at www.evoqua.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus supplement or any registration statement of which it forms a part. You may also request copies of those documents, at no cost to you, by contacting us at the following address:
Evoqua Water Technologies Corp.
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044

Prospectus
EVOQUA WATER TECHNOLOGIES CORP.
Common Stock
The selling shareholders to be identified in supplements to this prospectus may, from time to time, offer and sell shares of the common stock of Evoqua Water Technologies Corp. We are not selling any shares of our common stock, and we will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders.
The common stock may be offered or sold by the selling shareholders at fixed prices, at prevailing market prices at the time of sale or at prices related to prevailing market prices or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of our common stock by the selling shareholders. The selling shareholders will bear all underwriting commissions and discounts, if any, attributable to the sales of shares. We will bear other costs, expenses and fees in connection with the registration of the shares.
This prospectus describes the general manner in which common stock may be offered and sold by the selling shareholders. When the selling shareholders sell common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. This prospectus may not be used to sell securities without a prospectus supplement identifying the selling shareholders and describing the method and terms and of the offering. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.
Our common stock is listed on the New York Stock Exchange under the symbol “AQUA”. The last reported sale price of our common stock on March 3, 2020 was $21.21 per share.
Investing in our common stock involves risk. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the Securities and Exchange Commission on November 25, 2019 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement and any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock. See “Incorporation by Reference”.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 4, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the SEC’s “shelf” registration rules. Pursuant to this prospectus, the selling shareholders may, from time to time, sell shares of our common stock in one or more offerings.
This prospectus has been filed on behalf of the selling shareholders to be identified in supplements to this prospectus using a continuous offering process. Under the continuous offering process, the selling shareholders may, from time to time until the registration statement is withdrawn by us or expires, sell the common stock offered pursuant to this prospectus in one or more offerings. When the selling shareholders offer common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation by Reference”.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information”.
You should rely only on the information provided in this prospectus, including information incorporated by reference in this prospectus as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.
No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.
References in this prospectus to the “Company,” “Evoqua,” “we,” “us” and “our” and similar terms refer to Evoqua Water Technologies Corp. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which we operate, including growth of our various markets, our expectations, beliefs, plans, strategies, objectives, prospects, assumptions, or future events or performance and statements regarding our two-segment restructuring actions and expected restructuring charges and cost savings for fiscal 2020 and beyond contained or incorporated by reference in this prospectus are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed or incorporated by reference in this prospectus, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:
•
general global economic and business conditions;

•
our ability to compete successfully in our markets;

•
our ability to continue to develop or acquire new products, services and solutions and adapt our business to meet the demands of our customers, comply with changes to government regulations and achieve market acceptance with acceptable margins;

•
our ability to implement our growth strategy, including acquisitions, and our ability to identify suitable acquisition targets;

•
our ability to operate or integrate any acquired businesses, assets or product lines profitably or otherwise successfully implement our growth strategy;

•
our ability to achieve the expected benefits of our restructuring actions and restructuring our business into two segments;

•
material and other cost inflation and our ability to mitigate the impact of inflation by increasing selling prices and improving our productivity efficiencies;

•
our ability to execute projects in a timely manner, consistent with our customers’ demands;

•
our ability to accurately predict the timing of contract awards;

•
delays in enactment or repeals of environmental laws and regulations;

•
the potential for us to become subject to claims relating to handling, storage, release or disposal of hazardous materials;

•
risks associated with product defects and unanticipated or improper use of our products;

•
the potential for us to incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees;

•
our ability to meet our customers’ safety standards or the potential for adverse publicity affecting our reputation as a result of incidents such as workplace accidents, mechanical failures, spills, uncontrolled discharges, damage to customer or third-party property or the transmission of contaminants or diseases;

•
litigation, regulatory or enforcement actions and reputational risk as a result of the nature of our business or our participation in large-scale projects;

•
seasonality of sales and weather conditions;

•
risks related to government customers, including potential challenges to our government contracts or our eligibility to serve government customers;

•
the potential for our contracts with federal, state and local governments to be terminated or adversely modified prior to completion;

•
risks related to foreign, federal, state and local environmental, health and safety laws and regulations and the costs associated therewith;

•
risks associated with international sales and operations, including our operations in China;

•
our ability to adequately protect our intellectual property from third-party infringement;

•
our increasing dependence on the continuous and reliable operation of our information technology systems;

•
risks related to our substantial indebtedness;

•
our need for a significant amount of cash, which depends on many factors beyond our control;

•
risks related to AEA Investors LP’s (along with certain of its affiliates, collectively, “AEA”) ownership interest in us; and

•
other risks and uncertainties, including those listed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, as filed with the SEC on November 25, 2019, as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and in other filings we may make from time to time with the SEC.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and events in the industry in which we operate, are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, they may not be predictive of results or developments in future periods.
Any forward-looking statement included or incorporated by reference in this prospectus speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

CERTAIN TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This prospectus includes trademarks and service marks owned by us, including “EVOQUA,” “BIOMAG,” “ATG” “DEFENDER,” “IONPURE,” “PROACT,” “TRANSFORMING WATER. ENRICHING LIFE.” and “WATER ONE.” This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in or incorporated by reference in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, endorsement of or sponsorship of us by, these other parties.

OUR COMPANY
We are a leading provider of mission critical water and wastewater treatment solutions, offering a broad portfolio of products, services and expertise to support industrial, municipal and recreational customers who value water. With over 200,000 installations worldwide, we hold leading positions in the industrial, commercial and municipal water treatment markets in North America. We offer a comprehensive portfolio of differentiated, proprietary technology solutions sold under a number of market-leading and well-established brands to our global customer base. We have worked to protect water, the environment and our employees for over 100 years. As a result, we have earned a reputation for quality, safety and reliability and are sought out by our customers to solve the full range of their water treatment needs, and maintaining our reputation is critical to the success of our business.
Our solutions are designed to ensure that our customers have the quantity and quality of water that meets their unique specifications. We enable our customers to achieve lower costs through greater uptime, throughput and efficiency in their operations and support their regulatory compliance and environmental sustainability. We deliver and maintain these mission critical solutions through the largest service network in North America, assuring our customers continuous uptime with 97 branches as of December 31, 2019. We have an extensive service and support network, and as a result, a certified Evoqua Service Technician is generally no more than a two-hour drive from more than 90% of our North American customers’ sites.
Our vision “to be the world’s first choice for water solutions” and our values of “integrity, customers, performance and sustainable” foster a corporate culture that is focused on establishing a workforce that is enabled, empowered and accountable, which creates a highly entrepreneurial and dynamic work environment. Our purpose is “Transforming water. Enriching life.” We draw from a long legacy of water treatment innovations and industry firsts, supported by more than 1,100 granted or pending patents, which in aggregate are imperative to our business. Our core technologies are primarily focused on removing impurities from water, rather than neutralizing them through the addition of chemicals, and we are able to achieve purification levels which are 1,000 times greater than typical drinking water.
Evoqua Water Technologies Corp. is a Delaware corporation. Our principal executive office is located at 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222, and our telephone number at that address is (724) 772-0044. We maintain a website at www.evoqua.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference in this prospectus.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding to invest in shares of our common stock, you should carefully consider the risks set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 25, 2019 (which document is incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus, including all future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Incorporation by Reference” and “Where You Can Find More Information.” See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” above. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment in our common stock.

USE OF PROCEEDS
The selling shareholders will receive all of the net proceeds from any sales pursuant to this prospectus.
We will not receive any proceeds from the sale of shares of our common stock offered by the selling shareholders. We will, however, bear the costs associated with the sale of shares by the selling shareholders, other than any underwriting discounts and commissions, which will be borne by the selling shareholders.

SELLING SHAREHOLDERS
We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholder to be named in a prospectus supplement. Since we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of our common stock by any selling shareholder by filing a prospectus supplement to this prospectus with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. The selling shareholders may not sell any of our common stock pursuant to this prospectus until we have identified such selling shareholders and the shares being offered for resale by such selling shareholders in a subsequent prospectus supplement. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares by a selling shareholder under this prospectus and any prospectus supplement. We will bear the costs associated with the sale of shares by the selling shareholders, other than underwriting discounts and commissions, which will be borne by the selling shareholders.
The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.
We will provide to the selling shareholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the common stock offered hereby.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 1,000,000,000 shares of common stock, and 100,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which the board of directors may establish from time to time. As of February 15, 2020, there were 116,620,175 outstanding shares of common stock (excluding 8,730,818 shares of our common stock issuable upon exercise of stock options and vesting of restricted stock units outstanding as of February 15, 2020) and no outstanding shares of preferred stock. As of February 15, 2020, we had 69 shareholders of record.
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders present in person or represented by proxy at the meeting and entitled to vote on the election. There will be no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock will be able to elect all of the directors, and holders of less than a majority of such shares will be unable to elect any director. Holders of common stock are entitled to be paid ratably any dividends as may be declared by our board of directors (in its sole discretion), subject to any preferential dividend rights of outstanding preferred stock (if any).
In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive ratably, in proportion to the number of shares held by them, the assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights (if any) of any outstanding preferred stock. Holders of our common stock have no preemptive or other rights to subscribe for additional shares. The shares of our outstanding common stock are not subject to further calls or assessments by us. There are no conversion or redemption rights or sinking fund provisions applicable to the shares of our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Our preferred stock, if issued, would have priority over our common stock with respect to dividends and other distributions, including the distribution of our assets upon liquidation. To the extent permitted by law or by any stock exchange on which our common stock may be listed, our board of directors will have the authority, without further shareholder authorization, to issue from time to time shares of authorized preferred stock in one or more series and to fix the terms, powers (including voting powers), rights, preferences and variations and the restrictions and limitations thereof of each series. Although we have no present plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change in control of us or an unsolicited acquisition proposal.
Limitations on Directors’ Liability
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by law. In addition, in connection with our initial public offering, we entered into indemnification agreements with each of our directors which may, in certain cases, be broader than the specific indemnification provisions contained under Delaware law.
In addition, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation provides that no director will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. The effect of this provision is to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of fiduciary duty as a director, except that a director will be personally liable for:
•
any breach of his or her duty of loyalty to us or our shareholders;

•
acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

•
the payment of dividends or the redemption or purchase of stock in violation of Delaware law; or

•
any transaction from which the director derived an improper personal benefit.

This provision does not affect a director’s liability under the federal securities laws.
To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our amended and restated certificate of incorporation, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Provisions of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware Law that May Have an Anti-Takeover Effect
Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
Staggered Board; Removal of Directors
Our amended and restated certificate of incorporation and our amended and restated bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director will be subject to removal by our shareholders only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of all of our then outstanding common stock. Any vacancy on our board of directors, including a vacancy resulting from an increase in the number of directors, will be filled by vote of a majority of our directors then in office (subject to the rights of holders of any series of preferred stock or rights granted pursuant to the shareholders’ agreement). Furthermore, our amended and restated certificate of incorporation provides that the total number of directors may be changed only by the resolution of our board of directors (subject to the rights of holders of any series of preferred stock to elect additional directors). The classification of our board of directors and the limitations on the removal of directors, changes to the total number of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.
Shareholder Action by Written Consent; Special Meetings
Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our shareholders must be effected at a duly called annual or special meeting of such holders and may not be effected by written consent. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our shareholders can only be called by our chairman of the board or our board of directors.
Advance Notice Requirements for Shareholder Proposals
Our amended and restated bylaws establishes an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of persons for election to our board of directors. Shareholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a shareholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the shareholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying shareholder actions that are favored by the holders of a majority of our outstanding voting securities until the next shareholder meeting
Section 203 of the Delaware General Corporation Law
While we have opted out of Section 203 of the Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
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prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by persons who are directors and also officers and (b) pursuant to employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to that time, the business combination is approved by our board of directors and authorized at an annual of special meeting of our stockholders, and not by written consent, by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction provided for or through our Company resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who owns 15% or more of our outstanding voting stock and the affiliates and associates of such person. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.
Under certain circumstances, this provision will make it more difficult for a person who qualifies as an “interested stockholder” to effect certain business combinations with our Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors in order to avoid the stockholder approval requirement if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in their best interests
Our amended and restated certificate of incorporation provides that certain affiliates of AEA, their respective affiliates and any of their direct or indirect designated transferees (other than in certain market transfers and gifts) and any group of which such persons are a party do not constitute “interested stockholders” for purposes of this provision.
Amendments to Our Bylaws
The DGCL provides generally that the affirmative vote of a majority of the shares present at any meeting and entitled to vote on a matter is required to amend a corporation’s bylaws, unless a corporation’s bylaws requires a greater percentage. Our amended and restated bylaws may be amended or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of all outstanding stock entitled to vote thereon, voting together as a single class.
Exclusive Forum
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our shareholders by any of our directors, officers or employees, (iii) any action asserting a claim against us arising under the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of claims to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers and may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us.
Corporate Opportunity
Delaware law permits corporations to adopt provisions renouncing any expectancy in or right to be offered an opportunity to participate in certain transactions or matters that may be investment, corporate or business opportunities and that are presented to a corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, neither (1) AEA, any of its directors, principals, officers, employees or other representatives that may serve as our directors, officers or agents, and each of their affiliates (each, an “Excluded AEA Party”) nor (2) any of our directors (other than any Excluded AEA Party) who are not Evoqua officers or employees, and each of their affiliates (each, an “Excluded Director”), shall have any duty refrain from (a) directly or indirectly engaging in any opportunity in which we, directly or indirectly, could have an interest or expectancy or (b) otherwise competing with us. Our amended and restated certificate of incorporation also renounces, to the fullest extent permitted by Delaware law, any interest or expectancy that we have in any opportunity in which any Excluded AEA Party engages, even if the opportunity is one in which we, directly or indirectly, could have had an interest or expectancy. To the fullest extent permitted by Delaware law, in the event that any Excluded AEA Party acquires knowledge of an opportunity that may be an opportunity for itself, himself or herself and for us, such party shall have no duty to communicate or present such opportunity to us and shall not be liable to us or any of our shareholders for breach of any fiduciary duty as our shareholder, director or officer solely for having pursued or acquired such opportunity or for offering or directing such opportunity to another person. Notwithstanding the foregoing, our amended and restated certificate of incorporation does not renounce any interest in any opportunity that is expressly offered to any Excluded Director solely in his or her capacity as one of our directors. To the fullest extent permitted by Delaware law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate of incorporation, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Stock Exchange Listing
Our common stock is listed on the NYSE under the symbol “AQUA”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of our amended and restated certificate of incorporation and our amended and restated bylaws. For additional information we encourage you to read: our amended and restated certificate of incorporation and our amended and restated bylaws, as well as the Second Amended and Restated Stockholders’ Agreement, dated December 11, 2014, among EWT Holdings I Corp., AEA and certain shareholders, and the Second Amended and Restated Registration Rights Agreement, dated October 16, 2017, among the Company, AEA and certain shareholders (as amended by Amendment No. 1, dated as of November 22, 2019), all of which are exhibits to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019; and applicable provisions of the DGCL, including Section 203.

PLAN OF DISTRIBUTION
General
The selling shareholders may sell the shares of common stock covered by this prospectus from time to time using one or more of the following methods:
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underwritten public offerings;

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“at the market” sales to or through market makers or into an existing market for the securities;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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privately negotiated transactions;

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short sales (including short sales “against the box”);

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through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

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by pledge to secure debts and other obligations;

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in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling shareholders may include the following information to the extent required by law:
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the terms of the offering;

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the names of any underwriters, dealers or agents participating in the offering;

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the purchase price of the securities sold by the selling shareholders to any underwriter or dealer and the net proceeds expected to be received by the selling shareholders from the offering;

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any over-allotment options under which underwriters may purchase additional securities from the selling shareholders;

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any delayed delivery arrangements;

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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

The selling shareholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, the common stock will be acquired by the underwriters for their own account. The underwriters may resell the common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our common stock, underwriters may receive compensation from the selling shareholders in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions. Underwriting compensation will not exceed 8% for any offering under this registration statement.
If the selling shareholders use an underwriter or underwriters to effectuate the sale of common stock, we and the selling shareholders will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those shares of common stock. Unless otherwise indicated in the prospectus supplement relating to a particular offering of our common stock, the obligations of the underwriters to purchase our common stock from the selling shareholders will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the shares of our common stock offered by the selling shareholders if any of the shares of common stock are purchased.
In effecting sales, brokers or dealers engaged by us and the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.
The selling shareholders may also sell our common stock from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such common stock and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.
The selling shareholders may sell shares of our common stock directly to purchasers. In this case, the selling shareholders may not engage underwriters or agents in the offer and sale of such shares.
Selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of any such selling shareholders’ common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of common stock may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to any selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable. If any entity is deemed an underwriter or any amounts are deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from any selling shareholder.
From time to time, any selling shareholder may pledge, hypothecate or grant a security interest in some or all of the common stock owned by it. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling shareholders. The number of shares of a selling shareholder’s common stock offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder’s common stock will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common stock offered under this prospectus may be used to cover short sales.
Any selling shareholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling shareholder, including, without limitation, in connection with distributions of common stock by those broker-dealers. Any selling shareholder may enter into option or other transactions with broker-dealers that involve the delivery of common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer such shares of common stock.

A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable shares of common stock pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling shareholder that is an individual may make gifts of common stock covered hereby. Such donees may use the prospectus to resell the common stock or, if required by law, we may file a prospectus supplement naming such donees.
We are not aware of any plans, arrangements or understandings between any shareholder and any underwriter, broker-dealer or agent regarding the sale of our common stock by any shareholder. There can be no assurance that the selling shareholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part. In addition, we cannot assure you that any selling shareholder will not transfer, devise or gift our common stock by other means not described in this prospectus. Moreover, the selling shareholders may also sell shares pursuant to Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act rather than pursuant to this prospectus or any applicable prospectus supplement.
Indemnification
We and the selling shareholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and the selling shareholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Fried, Frank, Harris, Shriver & Jacobson LLP owns an indirect interest in less than 1% of our common stock through limited partnership interests in funds associated with AEA. Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.
EXPERTS
The consolidated financial statements of Evoqua Water Technologies Corp. appearing in Evoqua Water Technologies Corp.’s amended Annual Report on Form 10-K/A filed on December 4, 2019 for the year ended September 30, 2019, and the effectiveness of Evoqua Water Technologies Corp. internal control over financial reporting as of September 30, 2019 (excluding the internal control over financial reporting of ATG UV), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Evoqua Water Technologies Corp.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of ATG UV from the scope of such firm’s audit of internal control over financial reporting, included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
We “incorporate by reference” certain documents we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus.
You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that are furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offering under this prospectus:
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our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 25, 2019, as amended by Form 10-K/A filed with the SEC on December 4, 2019;

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our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2019, filed with the SEC on February 4, 2020;

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our Current Reports on Form 8-K, filed with the SEC on October 3, 2019 (but excluding Item 7.01 and Exhibit 99.1), December 20, 2019, January 7, 2020 (but excluding Item 7.01 and Exhibit 99.1), February 21, 2020 and February 24, 2020.

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those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 6, 2020, which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended September 30, 2019; and

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the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 31, 2017, as supplemented by the “Description of Capital Stock” included in this prospectus and including all amendments and reports filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:
Evoqua Water Technologies Corp.
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the common stock offered hereby. As allowed by SEC rules, this prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and our common stock, you should refer to the registration statement, including all amendments, supplements, schedules and exhibits thereto.
Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our SEC filings may also be found in the “Investors” section of our website at www.evoqua.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or any registration statement of which it forms a part. You may also request copies of those documents, at no cost to you, by contacting us at the following address:
Evoqua Water Technologies Corp.
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(724) 772-0044

16,382,793 Shares
Evoqua Water Technologies Corp.
Common Stock

Credit Suisse